UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

Ethos Media Network, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55035	46-3390293
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 NW 65th Ave. Plantation, Florida	33313
(address of principal executive offices)	(zip code)

(754) 370-9900
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

Ethos Media Network, Inc., OTC Markets Pink, “EOMN” (the “Company”), announced today that it had paid and satisfied the convertible promissory notes that it previously issued in 2017. On March 22, 2017, the Company executed a convertible promissory note in favor of Auctus Fund, LLC, for the principal amount of $80,000.  On March 22, 2017 the Company executed a convertible promissory note in favor of EMA Financial, LLC, for the principal amount of $85,000. On April 20, 2017 the Company executed a promissory note in favor of Power Up Lending Group Ltd., for the principal amount of $30,000. Each of the aforementioned promissory notes was convertible into Company common stock. All convertible promissory notes issued by the Company have been paid and satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ethos Media Network, Inc.

Dated: April 9, 2018	/s/ Jack Namer
Jack Namer, Chief Executive Officer